CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 21, 2008, relating to the financial statements and financial highlights which appear in the September 30, 2008 Annual Report to Shareholders of Columbia Large Cap Growth Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers

Boston, Massachusetts

July 10, 2009